Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2022 FOURTH-QUARTER
AND YEAR END RESULTS
Introduces Fiscal 2023 Guidance and Maintains its Long-term Projected Growth Rate

WALL, N.J., November 17, 2022 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the fourth quarter and year ended fiscal 2022. Highlights include:

•	Consolidated net income of $274.9 million for fiscal 2022, compared with net income of $117.9 million in fiscal 2021
•	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $240.3 million for fiscal 2022, or $2.50 per share, compared to NFE of $207.7 million, or $2.16 per share, in fiscal 2021
•
Achieves highest end of previously provided $2.40 to $2.50 guidance range, which was raised twice during fiscal 2022 due to strong performance across its portfolio of energy infrastructure businesses, including New Jersey Natural Gas Company (NJNG)

•	Increased fiscal 2023 annual dividend by 7.6 percent to $1.56 per share
•	Completed construction and placed Adelphia Gateway pipeline into service

Outlook for Fiscal 2023
•	Introduces fiscal 2023 net financial earnings per share (NFEPS) guidance range of $2.42 to $2.52
•	Maintains long-term projected NFEPS growth rate of 7 to 9 percent(1)

Fourth-quarter fiscal 2022 net income totaled $54.5 million, or $0.57 per share, compared with a net loss of $(1.1) million, or $(0.01) per share, during the same period in fiscal 2021. Fiscal 2022 net income totaled $274.9 million, or $2.86 per share, compared with $117.9 million, or $1.23 per share, in fiscal 2021.

Fourth-quarter fiscal 2022 NFE totaled $47.9 million, or $0.50 per share, compared to NFE of $6.6 million, or $0.07 per share, during the same period in fiscal 2021. Fiscal 2022 NFE totaled $240.3 million, or $2.50 per share, compared with $207.7 million, or $2.16 per share in fiscal 2021.

Steve Westhoven, President and CEO, stated, "Fiscal 2022 was an outstanding year for NJR. We took advantage of tightening energy markets across our complementary portfolio of businesses, allowing us to raise guidance two times during the fiscal year. We also made progress in executing our strategic growth objectives, highlighted by placing the Adelphia Gateway pipeline into service. This represented an important milestone for our company, and will help provide reliable energy to a capacity constrained region, which includes the Philadelphia metro area."

Key Performance Metrics

	Three Months Ended September 30,		Twelve Months Ended September 30,
($ in Thousands)	2022	2021	2022	2021
Net income (loss)	$54,522	$(1,133)	$274,922	$117,890
Basic EPS	$0.57	$(0.01)	$2.86	$1.23
Net financial earnings	$47,896	$6,599	$240,321	$207,712
Basic net financial (loss) earnings per share	$0.50	$0.07	$2.50	$2.16

(1)	NFEPS long-term annual growth projections are based on the midpoint of the $2.20 - $2.30 initial guidance range for fiscal 2022, provided on February 1, 2021

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

A reconciliation of net income to NFE for the three and twelve months ended September 30, 2022 and 2021, is provided below.

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2022	2021	2022	2021
Net income	$54,522	$(1,133)	$274,922	$117,890
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(1,846)	40,576	(59,906)	54,203
Tax effect	439	(9,647)	14,248	(12,887)
Effects of economic hedging related to natural gas inventory	(5,221)	(30,150)	19,939	(42,405)
Tax effect	1,241	7,166	(4,738)	10,078
(Gain on) impairment of equity method investment	(1,500)	—	(5,521)	92,000
Tax effect	374	767	1,377	(11,167)
NFE tax adjustment	(113)	(980)	—	—
Net financial earnings	$47,896	$6,599	$240,321	$207,712

Weighted Average Shares Outstanding
Basic	96,235	96,198	96,100	96,227
Diluted	96,630	96,198	96,488	96,560

Basic earnings (loss) per share	$0.57	$(0.01)	$2.86	$1.23
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(0.02)	0.42	(0.62)	0.56
Tax effect	0.01	(0.10)	0.15	(0.13)
Effects of economic hedging related to natural gas inventory	(0.05)	(0.31)	0.21	(0.44)
Tax effect	0.01	0.07	(0.05)	0.10
(Gain on) impairment of equity method investment	(0.02)	—	(0.06)	0.96
Tax effect	—	0.01	0.01	(0.12)
NFE tax adjustment	—	(0.01)	—	—
Basic NFE per share	$0.50	$0.07	$2.50	$2.16

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

A table detailing NFE for the three and twelve months ended September 30, 2022 and 2021, is provided below.

Net financial earnings (loss) by Business Unit

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2022	2021	2022	2021
New Jersey Natural Gas	$(16,387)	$(24,214)	$140,124	$107,375
Clean Energy Ventures (CEV)	57,813	40,861	39,403	16,789
Storage and Transportation	11,341	2,440	22,454	13,046
Energy Services	(3,383)	(14,384)	39,121	71,117
Home Services and Other	(1,894)	(1,127)	(781)	(826)
Subtotal	47,490	3,576	240,321	207,501
Eliminations	406	3,023	—	211
Total	$47,896	$6,599	$240,321	$207,712

Fiscal 2023 NFE Guidance:

NJR is introducing fiscal 2023 NFE guidance of $2.42 to $2.52, which represents 9.8 percent year-over-year growth over the midpoint of the originally provided fiscal 2022 guidance range of $2.20 to $2.30, subject to the risks and uncertainties identified below under "Forward-Looking Statements." The following chart represents NJR’s current expected contributions from its business segments for fiscal 2023:

Company	Expected Fiscal 2023 Net Financial Earnings Contribution
New Jersey Natural Gas	55 to 60 percent
Clean Energy Ventures	20 to 25 percent
Storage and Transportation	4 to 8 percent
Energy Services	15 to 20 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2023 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported Fiscal 2022 NFE of $140.1 million, compared to NFE of $107.4 million during fiscal 2021.  Fourth-quarter fiscal 2022 net financial loss was $(16.4) million, compared to net financial loss of $(24.2) million during the same period in fiscal 2021. The improvement for both periods was due primarily to higher base rates, which became effective on December 1, 2021.

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

Customer Growth:

•
NJNG added 7,808 new customers during fiscal 2022, compared with 7,854 new customers added in fiscal 2021. NJNG expects these new customers to contribute approximately $6.5 million of incremental utility gross margin on an annualized basis.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. During fiscal 2022 NJNG spent $32.3 million under the program on various distribution system reinforcement projects. On March 31, 2022, the Company filed its first rate recovery request with the BPU. On July 13, 2022, NJNG updated the filing with actual information through June 30, 2022, seeking recovery for $28.9 million of investments, including AFUDC, from November 30, 2020 through June 30, 2022. On September 7, 2022, the BPU issued an Order approving a stipulation of settlement effective October 1, 2022.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $7.5 million to utility gross margin in the fourth-quarter of fiscal 2022, compared with $3.5 million during the same period in fiscal 2021.

In fiscal 2022, these programs contributed $19.6 million to utility gross margin, compared with $13.4 million during fiscal 2021. The increase was due primarily to higher margins from off-system sales and storage incentive, partially offset by lower capacity release volumes.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN invested $53.3 million in fiscal 2022 in energy-efficiency upgrades for their customers' homes and businesses, NJNG’s largest ever annual investment in the program. NJNG recovered $25.8 million of its outstanding investments during fiscal 2022 through its energy efficiency rate.

Clean Energy Ventures

CEV reported fiscal 2022 NFE of $39.4 million, compared with NFE of $16.8 million during fiscal 2021. Fourth-quarter fiscal 2022 NFE were $57.8 million, compared to NFE of $40.9 million during the same period in fiscal 2021.

The improvement for both periods was due primarily to higher SREC and electricity revenue, partially offset by higher operating expenses and income tax provision.

As of September 30, 2022, Clean Energy Ventures had approximately 386.6 megawatts (MW) of solar capacity in service in New Jersey, Rhode Island, New York and Connecticut. CEV has over 762 MW of potential capital projects under construction, under exclusivity or under contract.

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

Storage and Transportation

Storage and Transportation reported fiscal 2022 NFE of $22.5 million, compared with NFE of $13.0 million during fiscal 2021.  Fourth-quarter fiscal 2022 NFE were $11.3 million, compared with NFE of $2.4 million during the same period in fiscal 2021.

The increase in both periods was due primarily to increased operating revenue at Leaf River and higher transportation revenue at Adelphia Gateway, partially offset by increased O&M and depreciation expenses.

•
Adelphia Gateway Fully Placed into Service - Adelphia Gateway is an 84-mile pipeline running from Marcus Hook to Martins Creek, Pennsylvania, originally built as an oil pipeline, which has now been repurposed to deliver natural gas to the Philadelphia and New Jersey markets.

Energy Services

Energy Services reported fiscal 2022 NFE of $39.1 million, compared with NFE of $71.1 million during fiscal 2021. The decrease was due primarily to price volatility related to the extreme weather in the mid-continent and southern regions of the U.S. during February 2021, which did not reoccur to the same extent during 2022, partially offset by revenues from the Asset Management Agreements (AMAs) which commenced in November 2021.

Fourth-quarter fiscal 2022 net financial loss was $(3.4) million, compared with a net financial loss of $(14.4) million for the same period last fiscal year. The improvement for the fourth quarter of fiscal 2022 compared to the prior year period was due primarily to the recognition of revenues from the AMAs, which became effective during the first quarter of fiscal 2022, as well as higher financial margin generated from storage and transportation assets due to periods of volatility across the United States during the summer, partially offset by higher O&M expense.

Home Services and Other Operations

Home Services and Other Operations reported fiscal 2022 net financial loss of $(0.8) million, which was unchanged compared to the prior year.  Fourth-quarter fiscal 2022 net financial loss was $(1.9) million compared to a net financial loss of $(1.1) million for the same period in fiscal 2021.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile.

•
During fiscal 2022, capital expenditures were $569.2 million, including accruals, of which $282.2 million were related to NJNG, compared with $682.9 million, of which $468.3 million were related to NJNG, during fiscal 2021. The decrease in capital expenditures was primarily due to the completion of the Southern Reliability Link (SRL) project, which was placed into service in August 2021.

•
During fiscal 2022, cash flows from operations were $323.5 million, compared with cash flows from operations of $391.0 million during fiscal 2021. The decrease in operating cash flows was due to higher working capital requirements as a result of rising energy prices and outsized performance at Energy Services during February 2021 that did not reoccur at similar levels during fiscal 2022.

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2023, forecasted contribution of business segments to NJR’s NFE for fiscal 2023, customer growth at NJNG, potential CEV capital projects through 2027, infrastructure programs and investments future decarbonization opportunities including IIP, the outcome of future Base Rate Cases with the BPU, Asset Management Agreements, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and certain transactions related to NJR's investments in the PennEast Project, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,700 miles of natural gas transportation and distribution infrastructure to serve over 569,300 customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 386 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2022	2021	2022	2021
OPERATING REVENUES
Utility	$190,151	$97,937	$1,127,417	$731,459
Nonutility	575,335	434,591	1,778,562	1,425,154
Total operating revenues	765,486	532,528	2,905,979	2,156,613
OPERATING EXPENSES
Gas purchases
Utility	112,463	36,569	547,901	247,734
Nonutility	413,521	356,721	1,393,656	1,096,920
Related parties	1,828	1,850	7,395	7,013
Operation and maintenance	118,723	101,126	361,866	366,905
Regulatory rider expenses	3,496	3,734	59,437	38,304
Depreciation and amortization	34,549	29,410	129,249	111,387
Total operating expenses	684,580	529,410	2,499,504	1,868,263
OPERATING INCOME	80,906	3,118	406,475	288,350
Other income, net	9,744	10,656	22,295	24,597
Interest expense, net of capitalized interest	26,016	19,876	85,830	78,559
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	64,634	(6,102)	342,940	234,388
Income tax provision (benefit)	12,144	(4,427)	76,195	33,286
Equity in earnings (loss) of affiliates	2,032	542	8,177	(83,212)
NET INCOME (LOSS)	$54,522	$(1,133)	$274,922	$117,890

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.57	$(0.01)	$2.86	$1.23
Diluted	$0.56	$(0.01)	$2.85	$1.22

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	96,235	96,198	96,100	96,227
Diluted	96,630	96,198	96,488	96,560

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2022	2021	2022	2021
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income (loss)	$54,522	$(1,133)	$274,922	$117,890
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(1,846)	40,576	(59,906)	54,203
Tax effect	439	(9,647)	14,248	(12,887)
Effects of economic hedging related to natural gas inventory	(5,221)	(30,150)	19,939	(42,405)
Tax effect	1,241	7,166	(4,738)	10,078
(Gain on) impairment of equity method investment	(1,500)	—	(5,521)	92,000
Tax effect	374	767	1,377	(11,167)
NFE tax adjustment	(113)	(980)	—	—
Net financial earnings	$47,896	$6,599	$240,321	$207,712

Weighted Average Shares Outstanding
Basic	96,235	96,198	96,100	96,227
Diluted	96,630	96,198	96,488	96,560

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings (loss) per share	$0.57	$(0.01)	$2.86	$1.23
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$(0.02)	$0.42	$(0.62)	$0.56
Tax effect	$0.01	$(0.10)	$0.15	$(0.13)
Effects of economic hedging related to natural gas inventory	$(0.05)	$(0.31)	$0.21	$(0.44)
Tax effect	$0.01	$0.07	$(0.05)	$0.10
(Gain on) impairment of equity method investment	$(0.02)	$—	$(0.06)	$0.96
Tax effect	$—	$0.01	$0.01	$(0.12)
NFE tax adjustment	$—	$(0.01)	$—	$—
Basic NFE per share	$0.50	$0.07	$2.50	$2.16

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$190,488	$98,274	$1,128,767	$731,796
Less:
Natural gas purchases	114,791	38,842	557,232	260,714
Operating and maintenance (1)	30,805	26,156	93,164	110,364
Regulatory rider expense	3,496	3,734	59,437	38,304
Depreciation and amortization	24,391	21,507	94,579	80,045
Gross margin	17,005	8,035	324,355	242,369
Add:
Operating and maintenance (1)	30,805	26,156	93,164	110,364
Depreciation and amortization	24,391	21,507	94,579	80,045
Utility gross margin	$72,201	$55,698	$512,098	$432,778

(1)  Excludes selling, general and administrative expenses of $26.7 million and $29.3 million for the three months ended September 30, 2022 and 2021, respectively, and approximately $102.8 million and $97.0 million for the fiscal year ended September 30, 2022 and 2021, respectively

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2022	2021	2022	2021
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$439,568	$334,780	$1,529,272	$1,228,420
Less:
Natural Gas purchases	413,805	357,133	1,394,405	1,098,261
Operation and maintenance (1)	10,281	4,588	23,709	33,263
Depreciation and amortization	54	28	148	111
Gross margin	15,428	(26,969)	111,010	96,785
Add:
Operation and maintenance (1)	10,281	4,588	23,709	33,263
Depreciation and amortization	54	28	148	111
Unrealized loss (gain) on derivative instruments and related transactions	1,671	45,011	(60,000)	58,362
Effects of economic hedging related to natural gas inventory	(5,221)	(30,150)	19,939	(42,405)
Financial margin	$22,213	$(7,492)	$94,806	$146,116
(1) Excludes selling, general and administrative expenses of $14.3 million and $5.2 million for the three months ended September 30, 2022 and 2021, respectively, and approximately $15.4 million and $17.6 million for the fiscal year ended September 30, 2022 and 2021, respectively.

A reconciliation of net income (loss) to net financial (loss) earnings is as follows:

Net income (loss)	$(564)	$(24,731)	$69,650	$58,957
Add:
Unrealized loss (gain) on derivative instruments and related transactions	1,671	45,011	(60,000)	58,362
Tax effect	(397)	(10,700)	14,270	(13,875)
Effects of economic hedging related to natural gas	(5,221)	(30,150)	19,939	(42,405)
Tax effect	1,241	7,166	(4,738)	10,078
NFE tax adjustment	(113)	(980)	—	—
Net financial (loss) earnings	$(3,383)	$(14,384)	$39,121	$71,117

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2022	2021	2022	2021
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$190,488	$98,274	$1,128,767	$731,796
Clean Energy Ventures	92,475	69,048	128,280	95,275
Energy Services	439,568	334,780	1,529,272	1,228,420
Storage and Transportation	25,860	12,341	67,735	51,020
Home Services and Other	14,789	13,567	56,182	52,229
Sub-total	763,180	528,010	2,910,236	2,158,740
Eliminations	2,306	4,518	(4,257)	(2,127)
Total	$765,486	$532,528	$2,905,979	$2,156,613

Operating Income (Loss)
Natural Gas Distribution	$(9,721)	$(21,281)	$218,973	$148,993
Clean Energy Ventures	74,055	54,014	66,178	37,993
Energy Services	1,160	(32,186)	95,639	79,163
Storage and Transportation	12,867	595	22,163	10,659
Home Services and Other	(1,562)	(4,091)	678	4,033
Sub-total	76,799	(2,949)	403,631	280,841
Eliminations	4,107	6,067	2,844	7,509
Total	$80,906	$3,118	$406,475	$288,350

Equity in Earnings (Loss) of Affiliates
Storage and Transportation	$2,279	$964	$9,865	$(81,072)
Eliminations	(247)	(422)	(1,688)	(2,140)
Total	$2,032	$542	$8,177	$(83,212)

Net Income (Loss)
Natural Gas Distribution	$(16,387)	$(24,214)	$140,124	$107,375
Clean Energy Ventures	57,813	40,861	39,403	16,789
Energy Services	(564)	(24,731)	69,650	58,957
Storage and Transportation	12,467	1,673	26,598	(67,787)
Home Services and Other	(1,894)	(1,127)	(781)	(826)
Sub-total	51,435	(7,538)	274,994	114,508
Eliminations	3,087	6,405	(72)	3,382
Total	$54,522	$(1,133)	$274,922	$117,890

Net Financial Earnings (Loss)
Natural Gas Distribution	$(16,387)	$(24,214)	$140,124	$107,375
Clean Energy Ventures	57,813	40,861	39,403	16,789
Energy Services	(3,383)	(14,384)	39,121	71,117
Storage and Transportation	11,341	2,440	22,454	13,046
Home Services and Other	(1,894)	(1,127)	(781)	(826)
Sub-total	47,490	3,576	240,321	207,501
Eliminations	406	3,023	—	211
Total	$47,896	$6,599	$240,321	$207,712

Throughput (Bcf)
NJNG, Core Customers	21.0	17.8	99.6	91.4
NJNG, Off System/Capacity Management	25.8	26.9	95.2	101.3
Energy Services Fuel Mgmt. and Wholesale Sales	50.2	89.5	231.1	382.0
Total	97.0	134.2	425.9	574.7

Common Stock Data
Yield at September 30,	4.0%	4.2%	4.0%	4.2%
Market Price at September 30,	$38.70	$34.81	$38.70	$34.81
Shares Out. at September 30,	96,250	95,710	96,250	95,710
Market Cap. at September 30,	$3,724,870	$3,331,653	$3,724,870	$3,331,653

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer and weather data)	2022	2021	2022	2021
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$190,488	$98,274	$1,128,767	$731,796
Less:
Natural gas purchases	114,791	38,842	557,232	260,714
Operating and maintenance (1)	30,805	26,156	93,164	110,364
Regulatory rider expense	3,496	3,734	59,437	38,304
Depreciation and amortization	24,391	21,507	94,579	80,045
Gross margin	17,005	8,035	324,355	242,369
Add:
Operating and maintenance (1)	30,805	26,156	93,164	110,364
Depreciation and amortization	24,391	21,507	94,579	80,045
Total Utility Gross Margin	$72,201	$55,698	$512,098	$432,778
(1) Excludes selling, general and administrative expenses of $26.7 million and $29.3 million for the three months ended September 30, 2022 and 2021, respectively, and approximately $102.8 million and $97.0 million for the fiscal year ended September 30, 2022 and 2021, respectively

Utility Gross Margin, Operating Income and Net Income
Residential	$37,451	$29,947	$341,167	$288,723
Commercial, Industrial & Other	13,020	10,578	77,629	64,950
Firm Transportation	12,832	10,518	69,933	61,870
Total Firm Margin	63,303	51,043	488,729	415,543
Interruptible	1,362	1,192	3,782	3,820
Total System Margin	64,665	52,235	492,511	419,363
Off System/Capacity Management/FRM/Storage Incentive	7,536	3,463	19,587	13,415
Total Utility Gross Margin	72,201	55,698	512,098	432,778
Operation and maintenance expense	57,531	55,472	198,546	203,740
Depreciation and amortization	24,391	21,507	94,579	80,045
Operating (Loss) Income	$(9,721)	$(21,281)	$218,973	$148,993

Net (Loss) Income	$(16,387)	$(24,214)	$140,124	$107,375

Net Financial (Loss) Earnings	$(16,387)	$(24,214)	$140,124	$107,375

Throughput (Bcf)
Residential	3.2	3.3	45.5	46.2
Commercial, Industrial & Other	0.8	0.7	8.7	8.6
Firm Transportation	1.5	1.6	13.0	13.7
Total Firm Throughput	5.5	5.6	67.2	68.5
Interruptible	15.5	12.2	32.4	22.9
Total System Throughput	21.0	17.8	99.6	91.4
Off System/Capacity Management	25.8	26.9	95.2	101.3
Total Throughput	46.8	44.7	194.8	192.7

Customers
Residential	512,264	502,546	512,264	502,546
Commercial, Industrial & Other	31,227	30,615	31,227	30,615
Firm Transportation	25,713	30,697	25,713	30,697
Total Firm Customers	569,204	563,858	569,204	563,858
Interruptible	88	27	88	27
Total System Customers	569,292	563,885	569,292	563,885
Off System/Capacity Management*	8	20	8	20
Total Customers	569,300	563,905	569,300	563,905
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	33	8	4,130	4,247
Normal	27	29	4,504	4,541
Percent of Normal	122.2%	27.6%	91.7%	93.5%

NJR Reports Fiscal 2022 Fourth Quarter and Year End Results

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer, SREC, TREC and megawatt)	2022	2021	2022	2021
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$76,637	$58,898	$84,476	$65,434
TREC sales	1,913	1,496	5,487	4,571
Solar electricity sales and other	10,967	5,878	26,806	14,491
Sunlight Advantage	2,958	2,776	11,511	10,779
Total Operating Revenues	$92,475	$69,048	$128,280	$95,275

Depreciation and Amortization	$5,494	$5,249	$21,396	$20,567

Operating Income	$74,055	$54,014	$66,178	$37,993

Income Tax Provision	$16,885	$12,296	$11,361	$5,048

Net Income	$57,813	$40,861	$39,403	$16,789

Net Financial Earnings	$57,813	$40,861	$39,403	$16,789

Solar Renewable Energy Certificates Generated	146,772	130,847	425,453	406,118

Solar Renewable Energy Certificates Sold	378,532	300,530	417,305	333,025

Transition Renewable Energy Certificates Generated	13,443	10,561	38,914	31,767

Solar Megawatts Under Construction	63.1	59.3	63.1	59.3

ENERGY SERVICES

Operating Income
Operating revenues	$439,568	$334,780	$1,529,272	$1,228,420
Less:
Gas purchases	413,805	357,133	1,394,405	1,098,261
Operation and maintenance expense	24,549	9,805	39,080	50,885
Depreciation and amortization	54	28	148	111
Total Operating Income (Loss)	$1,160	$(32,186)	$95,639	$79,163

Net Income (Loss)	$(564)	$(24,731)	$69,650	$58,957

Financial Margin	$22,213	$(7,492)	$94,806	$146,116

Net Financial (Loss) Earnings	$(3,383)	$(14,384)	$39,121	$71,117

Gas Sold and Managed (Bcf)	50.2	89.5	231.1	382.0

STORAGE AND TRANSPORTATION

Operating Revenues	$25,860	$12,341	$67,735	$51,020

Equity in Earnings (Loss) of Affiliates	$2,279	$964	$9,865	$(81,072)

Operation and Maintenance Expense	$8,044	$8,765	$30,568	$29,135

Other Income, Net	$1,405	$1,796	$8,546	$5,931

Interest Expense	$4,937	$2,851	$12,097	$13,348

Income Tax Provision (Benefit)	$(853)	$(1,169)	$1,879	$(10,043)

Net Income (Loss)	$12,467	$1,673	$26,598	$(67,787)

Net Financial Earnings	$11,341	$2,440	$22,454	$13,046

HOME SERVICES AND OTHER

Operating Revenues	$14,789	$13,567	$56,182	$52,229

Operating (Loss) Income	$(1,562)	$(4,091)	$678	$4,033

Net (Loss)	$(1,894)	$(1,127)	$(781)	$(826)

Net Financial (Loss)	$(1,894)	$(1,127)	$(781)	$(826)

Total Service Contract Customers at Sept 30	103,123	105,720	103,123	105,720